As filed with the Securities and Exchange Commission as of March 26, 2010

Registration No.  333-32237

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALDILA, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3645590
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14145 Danielson Street, Suite B

Poway, California 92064

(Address of Principal Executive Offices)

ALDILA, INC. 1994 STOCK INCENTIVE PLAN

(Full title of plan)

Scott M. Bier

Chief Financial Officer

Aldila, Inc.

14145 Danielson Street, Suite B

Poway, California 92064

(Name and address of agent for service)

(858) 513-1801

(Telephone number, including area code, of agent for service)

Copy to:

Andrew D. Brooks

Seltzer Caplan McMahon Vitek

750 B Street, Suite 2100

San Diego, California 92101

(619) 685-3003

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

On July 28, 1997, Aldila, Inc. (the “Company”) filed with the Securities and Exchange Commission a registration statement on Form S-8 (Registration No. 333-32237)( “Registration Statement”).  The Registration Statement registered certain shares of common stock of the Company issuable under the Company’s 1994 Stock Incentive Plan.

The Company has elected to voluntarily deregister all of the shares of common stock of the Company which are authorized for sale under the Registration Statement but which remain unsold to date.  In accordance with an undertaking by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered, but unsold, under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Poway, State of California, on March 26, 2010.

ALDILA, INC., a Delaware corporation
By:	/s/ Peter R. Mathewson
Name: Peter R. Mathewson
Title: Chairman, President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective No. 1 of this Registration Statement has been signed below by the persons indicated, or by Peter R. Mathewson as attorney-in-fact for each of the other persons named below in the capacities indicated on March 26, 2010.

/s/ Peter R. Mathewson
Peter R. Mathewson
Chairman, CEO, President, Director
[Principal Executive Officer]

/s/ Scott M. Bier
Scott M. Bier
Chief Financial Officer
[Chief Financial Officer and Principal Accounting Officer]

/s/ *
Thomas A. Brand
Director

By:	/s/ Peter R. Mathewson
Peter R. Mathewson
Attorney-in-fact
As attorney-in-fact for the above director marked by an asterisk

Exhibit Index

Exhibit No.	Description
24	Power of Attorney (incorporated by reference from Exhibit 24 to Post-Effective Amendment No. 1 to Registration Statement on Form S-3, filed January 29, 2010 (File No. 333-81792)).